UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2021

ACCEL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38136	98-1350261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Tower Drive
Burr Ridge ,	Illinois	60527
(Address of principal executive offices)	(Zip Code)

(630) 972-2235
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A-1 common stock, par value $0.0001 per share	ACEL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Accel Entertainment, Inc. (the “Company”) has been notified by Brian Carroll, its Chief Financial Officer, of his intent to retire as the Company’s Chief Financial Officer in April 2022. Mr. Carroll will remain in his current role while the Company conducts a search for a new Chief Financial Officer and will assist the Company’s Chief Executive Officer and next Chief Financial Officer in the transition thereafter until Mr. Carroll’s eventual retirement from the Company at the end of 2023. Mr. Carroll has served as the Company’s Chief Financial Officer since 2014.
In consideration of the important services Mr. Carroll will provide during the transition period, the Company and Mr. Carroll have entered into a Second Amended and Restated Employment Agreement, dated November 10, 2021 (the “Employment Agreement”), commencing the earlier of April 30, 2022 or such date that a new Chief Financial Officer has started employment at the Company (the “Commencement Date”), which Employment Agreement amends and restates his Amended and Restated Employment Agreement, dated July 16, 2020. Pursuant to the Employment Agreement, on the Commencement Date, Mr. Carroll shall cease to serve as our Chief Financial Officer and will continue to be employed by the Company as a non-executive management advisor through December 29, 2023 (the “Termination Date”), at which date Mr. Carroll’s employment with the Company will terminate. The Employment Agreement provides that Mr. Carroll will receive (a) an annual base salary of $160,000 as of the Commencement Date; (b) a 2021 incentive payment equal to $400,000; (c) a 2023 incentive payment equal to $200,000, subject to Mr. Carroll’s continued employment through the Termination Date; and (d) and other customary employee benefits. Mr. Carroll is not eligible to receive annual bonuses or long-term incentive equity grants from the Company.
Upon a termination of Mr. Carroll’s employment for any reason, Mr. Carroll will be entitled to receive his accrued but unpaid base salary or wages, accrued vacation pay, unreimbursed business expenses, and other vested amounts and benefits earned by (but not yet paid to) or owed to Mr. Carroll under any applicable benefit plan or incentive equity plan of our company through and including the date of termination of Mr. Carroll’s employment. In addition, if Mr. Carroll’s employment with our company is terminated by us without Cause or by Mr. Carroll for Good Reason (each as defined in the Employment Agreement), Mr. Carroll will also be entitled to receive the following payments and benefits: (a) an amount equal to the sum of the aggregate base salary that would have otherwise been payable to Mr. Carroll for the period beginning on the date of such termination and ending on the Termination Date, (b) to the extent unpaid as of such termination, the 2021 incentive payment and 2023 incentive payment, and (c) certain continued healthcare coverage. Mr. Carroll’s receipt of the 2023 incentive payment and the foregoing severance payments and benefits is subject to his delivery of an effective release of claims against our company and our affiliates. The Employment Agreement also includes a one-year post-termination non-competition covenant and a one-year post-termination employee and customer non-solicitation covenant.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.12(B) attached hereto, and the terms of which are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.12(B)	Second Amended and Restated Employment Agreement, dated November 10, 2021, by and between Accel Entertainment, Inc. and Brian Carroll
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL ENTERTAINMENT, INC.

Date: November 12, 2021	By:	/s/ Derek Harmer
Derek Harmer
General Counsel and Chief Compliance Officer

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